Exhibit g(3)

FORM OF AMENDED AND RESTATED APPENDIX A
TO THE DOMESTIC CUSTODY AGREEMENT BETWEEN NETS TRUST AND
JPMORGAN CHASE BANK, N.A., DATED FEBRUARY 26, 2008

Intending to be legally bound, the undersigned hereby amend and restate Appendix A to the aforesaid Agreement to include the following investment portfolios as of May 22, 2008:

NETS™ S&P/ASX 200 Index Fund (Australia)
NETS™ BEL 20® Index Fund (Belgium)
NETS™ Hang Seng China Enterprises Index Fund
NETS™ CAC40® Index Fund (France)
NETS™ DAX® Index Fund (Germany)
NETS™ Hang Seng Index Fund (Hong Kong)
NETS™ ISEQ 20™ Index Fund (Ireland)
NETS™ TA-25 Index Fund (Israel)
NETS™ S&P/MIB Index Fund (Italy)
NETS™ TOPIX® Index Fund (Japan)
NETS™ FTSE Bursa Malaysia 100 Index Fund
NETS™ AEX-index® Fund (The Netherlands)
NETS™ PSI 20® Index Fund (Portugal)
NETS™ RTS Index Fund (Russia)
NETS™ FTSE Singapore Straits Times Index Fund
NETS™ FTSE/JSE Top 40 Index Fund (South Africa)
NETS™ TAIEX Index Fund (Taiwan)
NETS™ FTSE SET Large Cap Index Fund (Thailand)
NETS™ FTSE 100 Index Fund (United Kingdom)
NETS™ Tokyo Stock Exchange REIT Index Fund
NETS™ BOVESPA Index Fund (Brazil)
NETS™ FTSE All-World Canada Index Fund
NETS™ IPC® Index Fund (Mexico)
NETS™ OMXS30 Index Fund (Sweden)
NETS™ SLI Index Fund (Switzerland)
NETS™ FTSE CNBC Global 300 Index Fund

All signatures need not appear on the same copy of this Amended and Restated Appendix A.

NETS TRUST	JPMORGAN CHASE BANK, N.A.

By:	By:

Title:	Title: